UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 3, 2009

VALLEY FINANCIAL CORPORATION

VIRGINIA	000-28342	54-1702380

(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification Number)

36 Church Avenue, S.W.
Roanoke, Virginia 24011

(Address of principal executive offices)

(540) 342-2265

(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Valley Financial Corporation (the "Company"), the holding company for Roanoke, VA-based Valley Bank, announced today its consolidated financial results for the quarter ended June 30, 2009. The financial results are detailed in the Company’s Press Release dated August 3, 2009 filed as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

The Company's common stock is traded on the NASDAQ Capital Market under the symbol VYFC.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 2.02 above.

Exhibit No.	Description
99.1	Press Release dated August 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

Date: August 3, 2009	/s/ Kimberly B. Snyder

     Kimberly B. Snyder, Executive Vice President and

     Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 3, 2009.

                                                                                                                      EXHIBIT 99.1

Valley Financial Corporation

____________________________________________________________________________

FOR RELEASE 4:00 p.m. August 3, 2009

VALLEY FINANCIAL CORPORATION

36 Church Avenue, S.W.

Roanoke, Virginia 24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer

Kimberly B. Snyder, Executive Vice President and Chief Financial Officer

(540) 342-2265

INCREASED LOAN RESERVES, FDIC ASSESSMENT AFFECT VALLEY FINANCIAL CORPORATION’S SECOND QUARTER; CAPITAL STRENGTH REMAINS STRONG

ROANOKE, VIRGINIA (August 3, 2009) -- Valley Financial Corporation (NASDAQ Capital Market-VYFC) reported a net loss of $4.7 million, or $1.00 per diluted common share for the second quarter of 2009, compared to net income of $688,000, or 15 cents per diluted common share, for the same period in 2008.

The results for the second quarter of 2009 were affected by reserves for potential loan losses totaling $8 million in comparison to a provision for loan losses of $1.4 million during the first quarter of 2009 and $388,000 for the same quarter in the prior year. Additionally, second-quarter results were reduced by the Company’s portion of the special assessment charge from the FDIC on all banks, which totaled $315,000.

Net loss for the six-month period ending June 30, 2009 was $4.8 million compared to net income of $1.4 million for the same period last year. Basic and diluted earnings per share decreased from $0.31 at June 30, 2008 to a loss per share of $1.02 at June 30, 2009.

Ellis L. Gutshall, President and CEO said, “Due to the continued devaluation of real estate in our market as a result of the worst recession since the Great Depression, we determined that increasing the allowance for loan losses and recognizing potential losses on our impaired loans is not only a prudent decision but consistent with what larger banks are doing. Although these actions had a negative impact on earnings for the period, we remain focused on working through problem loans, improving profitability, and carefully managing capital during this uncertain economic climate.”

Gutshall continued: “Despite the challenges, our fundamental business remains solid. We are encouraged that net interest income is 19% higher than the same quarter one year ago and our net interest margin increased by 19 basis points to 3.08% for the quarter in comparison to 2.89% for the same quarter in 2008. Additionally, we continue to attract new loan and deposit customers that recognize the value-added service and competitive rates that we provide.”

Capital Levels Remain Strong

Valley Financial Corporation’s capital levels remain strong during this economic downturn. Tier 1 risk-based and total risk-based capital ratios were 11.77% and 13.03%, respectively, at June 30, 2009, well above the regulatory well-capitalized capital ratios of 8.0% and 10.0%, respectively.

Nonperforming Asset Levels and Credit Losses Increase

The Company’s ratio of non-performing assets as a percentage of total assets increased to 3.53% as of June 30, 2009, as compared to 1.09% as of March 31, 2009. Non-performing assets totaled $24.6 million at June 30, 2009 and consisted of non-accrual loans of $23.1 million, foreclosed property of $1.4 million, and troubled debt restructured loans of $43,000. Net charge-offs as a percentage of average loans receivable amounted to 0.34% for the second quarter of 2009, compared to 0.24% for the first quarter of 2009 and 0.05% for the same quarter in the prior year. Net charge-offs for the quarter ended June 30, 2009 were $2.4 million, in comparison to $1.4 million for the first quarter of 2009 and $233,000 for the same quarter one year ago. Of the $3.8 million in charge-offs recorded in 2009, $3.5 million related to one large customer operating in the automobile industry that took adversarial actions against the company during the first quarter of 2009. Additionally, the Company recorded $159,000 in losses on the sale of repossessed vehicles from this same borrower this year. The Company is currently carrying $1.3 million in foreclosed property related to this borrower in our OREO portfolio after aggressively recognizing the potential losses associated with these properties during the second quarter of this year.

The Company recorded a reserve provision for potential loan losses of $8.0 million for the second quarter of 2009, an increase of $6.6 million as compared to the first quarter of 2009. The ratio of allowance for loan losses as a percentage of total loans increased from 1.34% at March 31, 2009 to 2.25% at June 30, 2009. At June 30, 2009, the Company’s total reserves amounted to $13.2 million, of which $5.5 million are specific reserves on our impaired loans and $7.7 million are general reserves to cover inherent risks in our loan portfolio based on the current recessionary economic environment.

Gutshall stated, “Like most banks, large and small, we continue to see weaknesses in the automobile industry, commercial real estate and residential construction and development segments of our portfolio, and have increased our loan loss reserves accordingly. Despite the difficult economic conditions, we remain committed to working proactively with our borrowers to resolve their recession-related stress. For example, in an effort to assist our home builders and developers sell homes and lots, we recently introduced a special financing program offering below market interest rates. We know there are a lot of qualified buyers just sitting on the sidelines. With our Builder Preferred Program, we’re making it clear – banks are, in fact, lending and making credit available to get the economy moving again. This program has been very well received by our builders and developers and the realtors who represent them.”

Strong Balance Sheet and Deposit Growth

At June 30, 2009, Valley Financial’s total assets were $694.7 million, total deposits were $529.8 million, total loans stood at $588.0 million and total shareholders' equity was $54.0 million. Compared with June 30, 2008, the Company experienced increases of $64.5 million or 10% in total assets, $80.8 million or 18% in total deposits and $73.3 million or 14% in total loans over the twelve-month period.

Average loans for the second quarter of 2009 were $578.9 million, up 3% or $15.4 million as compared to the first quarter while average securities were $84.4 million, down $5.7 million as compared to the first quarter, of 2009. Average deposits were $515.4 million, up $32.9 million or 7% as compared to the $482.5 million for the first quarter of 2009.

Net Interest Margin Improves

The Company’s net interest margin was 3.08% for the three months ended June 30, 2009, up 19 basis points compared to the 2.89% reported for the same period last year and up 19 basis points compared to the 2.89% reported for the quarter ended March 31, 2009. Gutshall stated, “We are obviously pleased with the improvement in our net interest margin, as this improvement reflects the strength and sustainability of our core business. Our progress has been on both sides of the margin as we are realizing the benefits of our interest rate floor initiative, which began during the fourth quarter of 2008, whereby we began placing interest rate floors on all new and renewing variable rate facilities to combat the declining yields on our variable rate portfolio as a result of the historically low interest rate environment. We have also been successful in reducing our overall cost of funds, which decreased from 2.45% for the first quarter of 2009 to 2.32% for the second quarter.”

Non Interest Income Declines

Our noninterest income for the second quarter was $459,000, $219,000 or 32% below the same period last year. The primary driver affecting our performance was the $135,000 loss realized on the sale of repossessed vehicles during the second quarter of 2009.

Operating Costs Increase

Non-interest expense for the second quarter of 2009 totaled $4.2 million, up $539,000 when compared to the first quarter of 2009 and up $675,000 or 19% as compared to the quarter ended June 30, 2008. A special assessment from the FDIC totaling $315,000, which is payable in September 2009, was accrued during the second quarter of 2009. Additionally, we experienced increases in our legal fees due to costs associated with the work-out of the automobile industry customer, increased deposit expenses related to program fees associated with our brokered deposit products, and increased data processing expenses related to new software applications implemented during 2009.

About Valley Financial Corporation

Valley Financial Corporation is the holding company for Valley Bank, which opened in 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank currently operates from eight full-service offices at 36 Church Avenue, 110 McClanahan Street, 1518 Hershberger Road, 3850 Keagy Road (near Lewis-Gale Hospital), and 1327 Grandin Road in Roanoke City, 4467 Starkey Road in Roanoke County, 8 East Main Street in the City of Salem, and 1003 Hardy Road in the Town of Vinton. Additionally, the Bank operates its wealth management subsidiary, Valley Wealth Management Services, Inc. at 36 Church Avenue in Roanoke City. The Bank’s Internet site at www.myvalleybank.com is available for online banking and extensive investor information.

The Common Stock of Valley Financial Corporation is traded on the NASDAQ Capital Market under the symbol VYFC.

Non-GAAP Financial Measures

This report refers to the overhead efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains or losses on securities, fixed assets and foreclosed assets. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently. Such information is not in accordance with generally accepted accounting principles in the United States (GAAP) and should not be construed as such. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information not be viewed as a substitute for GAAP. Valley Financial Corporation, in referring to its net income, is referring to income under GAAP.

The reconciliation of tax-equivalent net interest income, which is not a measurement under GAAP, to net interest income, is reflected in the table below.

Six Months Ended 6/30/09
Net interest income, non tax-equivalent	$9,603

Less: tax-exempt interest income	(245)
Add: tax-equivalent of tax-exempt interest income	371

Net interest income, tax-equivalent	$9,729

Forward Looking Statements

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Valley Financial Corporation’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-K and its other periodic reports.

VALLEY FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

Unaudited

	6/30/09	6/30/08
Assets
Cash and due from banks	$7,516	$10,151
Interest-bearing deposits in banks	26	219
Federal funds sold	2,291	-
Investment securities:
Securities available-for-sale	61,304	65,515
Securities held-to-maturity	13,434	11,847
Restricted equity securities	5,737	5,067
Total investment securities	80,475	82,429
Loans	587,991	514,639
Less: allowance for loan losses	(13,213)	(5,018)
Net loans	574,778	509,621

Foreclosed assets, net	1,443	1,336
Premises and equipment, net	7,980	6,864
Bank owned life insurance	12,660	12,116
Accrued interest receivable	2,604	2,618
Other assets	4,886	4,823
Total assets	$694,659	$630,177

Liabilities and Shareholders’ Equity
Liabilities:
Noninterest-bearing deposits	$18,053	$20,671
Interest-bearing deposits	511,707	428,308
Total deposits	529,760	448,979

Federal Funds purchased	-	10,738
Securities sold under agreements to repurchase	23,542	37,277
FHLB borrowings	68,000	70,000
Trust preferred subordinated debt	16,496	16,496
Accrued interest payable and other liabilities	2,866	5,431
Total liabilities	640,664	588,921

Commitments and contingencies	-	-

Shareholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized; 16,019 and 0 shares issued and outstanding at June 30, 2009 and June 30, 2008, respectively	15,262	-
Common stock, no par value; 10,000,000 shares authorized; 4,680,251 and 4,631,822 shares issued and outstanding at June 30, 2009 and June 30, 2008, respectively	23,298	22,067
Retained earnings	14,761	19,735
Accumulated other comprehensive income	674	(546)
Total shareholders’ equity	53,995	41,256
Total liabilities and shareholders’ equity	$694,659	$630,177

VALLEY FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)
Unaudited

	3 Months Ended		6 Months Ended
	6/30/09	6/30/08	6/30/09	6/30/08
Interest Income:
Interest and fees on loans	$7,602	7,638	$14,798	$15,970
Interest on securities	1,049	1,145	2,170	2,267
Interest on deposits in banks	2	12	2	17
Total interest income	8,653	8,795	16,970	18,254
Interest Expense:
Interest on deposits	2,764	3,487	5,568	7,572
Interest on trust preferred subordinated debt	126	187	276	450
Interest on borrowings	754	910	1,523	1,883
Total interest expense	3,644	4,584	7,367	9,905
Net interest income	5,009	4,211	9,603	8,349
Provision for loan losses	8,001	388	9,434	679
Net interest income after provision for loan losses	(2,992)	3,823	169	7,670

Noninterest Income:
Service charges on deposit accounts	298	289	569	551
Income earned on bank owned life insurance	135	142	270	278
Realized gain/(loss) on sale of securities	-	-	267	(14)
Realized gain/(loss) on sale of foreclosed assets	(135)	-	(165)	-
Other income	161	247	217	379
Total noninterest income	459	678	1,158	1,194
Noninterest Expense:
Compensation expense	1,867	1,872	3,649	3,590
Occupancy and equipment	414	397	836	763
Data processing expense	264	204	513	412
Insurance	534	108	738	209
Legal	159	51	282	76
Deposit expense	122	57	216	110
Loan expenses	62	59	123	92
Other expense	811	810	1,570	1,618
Total noninterest expense	4,233	3,558	7,927	6,870
Income/(loss) before income taxes	(6,766)	943	(6,600)	1,994
Income tax expense	(2,340)	255	(2,322)	558
Net income/(loss)	$(4,426)	$688	$(4,278)	$1,436

Preferred stock dividend and accretion of preferred stock discount	239	-	474	-
Net income/(loss) available to common shareholders	$(4,665)	$688	$(4,752)	$1,436

VALLEY FINANCIAL CORPORATION

FINANCIAL HIGHLIGHTS

(Unaudited)

	3 Months Ended		6 Months Ended
	6/30/09	6/30/08	6/30/09	6/30/08

PER COMMON SHARE
Earnings per share – basic	$(1.00)	$0.15	$(1.02)	$0.31
Earnings per share – diluted	$(1.00)	$0.15	$(1.02)	$0.31
Book value			$8.13	$9.02

FINANCIAL RATIOS
Return on average assets	(2.56%)	0.44%	(1.25%)	0.47%
Return on average shareholders’ equity	(30.35%)	6.61%	(14.72%)	6.93%
Net interest margin (FTE)	3.08%	2.89%	2.98%	2.91%
Efficiency - Consolidated	75.64%	70.96%	71.96%	70.17%
Efficiency – Bank only	73.32%	68.30%	69.84%	66.90%
Total risk based capital – Consolidated			13.03%	11.77%
Total risk based capital – Bank only			11.43%	10.36%
Net charge-off to average loans	0.34%	0.05%	0.55%	0.11%

ALLOWANCE FOR LOAN LOSSES
Beginning balance			7,592	4,883
Provision for loan losses			9,434	679
Charge-offs			(3,813)	(595)
Recoveries			-	51
Ending balance			13,213	5,018

ASSET QUALITY RATIOS
Nonperforming assets to total assets			3.53%	0.33%
Allowance for loan losses to total loans			2.25%	0.98%
Allowance for loan losses to nonperforming loans			0.54%	240.3%

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due			-	-
Nonaccrual			23,070	752
OREO/Repos			1,443	1,336
Troubled Debt Restructurings			43	-
Total nonperforming loans			24,556	2,088